                              Reg. No. 33- ______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                          THE CONTINUUM COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                               74-1609363
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

               9500 ARBORETUM BOULEVARD, AUSTIN, TEXAS 78759-6399
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                              HOGAN SYSTEMS, INC.
                       1982 INCENTIVE STOCK OPTION PLAN,
                       1984 INCENTIVE STOCK OPTION PLAN,
                       1985 INCENTIVE STOCK OPTION PLAN,
                      1982 NONSTATUTORY STOCK OPTION PLAN,
                      1984 NONSTATUTORY STOCK OPTION PLAN,
                      1985 NONSTATUTORY STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)

                             JOHN L. WESTERMANN III
                    VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                          THE CONTINUUM COMPANY, INC.
                            9500 ARBORETUM BOULEVARD
                            AUSTIN, TEXAS 78759-6399
                                 (512) 345-5700
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                                 JACK DENNISON
                        VICE PRESIDENT, GENERAL COUNSEL
                          THE CONTINUUM COMPANY, INC.
                            9500 ARBORETUM BOULEVARD
                            AUSTIN, TEXAS 78759-6399

                                CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES      AMOUNT TO BE        PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
TO BE REGISTERED         REGISTERED (1)      OFFERING PRICE        AGGREGATE OFFERING      REGISTRATION FEE
                                             PER SHARE (1)         PRICE (1)

COMMON STOCK,
PAR VALUE $0.10            506,153            $20.713               $10,483,947.10            $3,616
PER SHARE


(1) IN CONNECTION WITH ITS ACQUISITION BY MERGER OF HOGAN SYSTEMS, INC. ("HOGAN"), THE REGISTRANT WILL ASSUME OUTSTANDING EMPLOYEE STOCK OPTIONS OF HOGAN. PURSUANT TO RULE 457(H)(1), THE REGISTRATION FEE WAS COMPUTED ON THE BASIS OF THE PRICES AT WHICH THE ASSUMED STOCK OPTIONS MAY BE EXERCISED.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference:

     The  following  documents  filed  by  The  Continuum  Company,   Inc.  (the
"Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) the Company's quarterly reports on Form 10-Q for the quarters ended June 30, 1995, September 30, 1995, and December 31, 1995, filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934; and

     (b) the Company's annual report on Form 10-K for the year ended March 31, 1995 filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; and

     (c) the Company's Current Reports on Form 8-K dated December 19, 1995, and January 19, 1996; and

     (d) the Company's Registration Statement on Form 8-A filed under Section 12(b) of the Securities Exchange Act of 1934 for the purpose of registering the Common Stock of the Company on the New York Stock Exchange.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

Item 6.  Indemnification of Directors and Officers:

     Section 145 of the Delaware General Corporation Law permits a corporation to grant indemnification to directors, officers and other agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities, including expenses, arising in connection with the Securities Act of 1933. Pursuant to the Certificate of Incorporation and the Bylaws of the Company, directors and officers of the Company are indemnified to the full extent permitted by law. In addition, the Company has entered into indemnification agreements with its officers and directors that indemnify such officers and directors to the full extent permitted by law against all expenses (including attorneys' fees), judgements, fines or settlement amounts incurred or paid by them in any action or proceeding, including any action by or on behalf of the Company, on account of their service as an officer or director of the Company.

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Item 8.  Exhibits:

     4.1 Restated Certificate of Incorporation of the Company, as amended (filed as an Exhibit to the Company's Annual Report on Form 10-K for the period ended March 31, 1994, and incorporated herein by reference)

     4.2 Bylaws of the Company (filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1989 and incorporated herein by reference) and amendment thereto adopted May 18, 1989 (filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1989 and incorporated herein by reference)

     5.1  Opinion  and  Consent  of Jack D.  Dennison,  General  Counsel  of the
          Company

    23.1  Consent of Ernst & Young LLP

    23.2  Consent of KPMG Peat Marwick LLP

    23.3 Consent of Jack D. Dennison, General Counsel of the Company (included in the Opinion of Counsel filed as Exhibit 5.1)

    24.1  Powers of Attorney

Item 19.  Undertakings:

A.  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas on this 15th day of March, 1996.

                                        THE CONTINUUM COMPANY, INC.


                                        By:  JOHN L. WESTERMANN III
                                             Vice President and
                                             Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 15, 1996.

    SIGNATURE                                            TITLE

*RONALD C. CARROLL                                Chairman of the Board
                                                  of Directors

*LOWELL C. ANDERSON                               Director

*THOMAS G. BROWN                                  Director

*W. MICHAEL LONG                                  President, Chief Executive
                                                  Officer and Director

*THOMAS A. MCDONNELL                              Director

*CARL S. QUINN                                    Director

*EDWARD C. STANTON, III                           Director

*E. LEE WALKER                                    Director

JOHN L. WESTERMANN III                            Vice President and Treasurer
                                                  (Principal Financial Officer)

LOU ANNE GILMORE                                  Vice President and Controller
                                                  (Principal Accounting Officer)

*BY  JOHN L. WESTERMANN III
     Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT                                                                     PAGE



 5.1  Opinion and Consent of Jack D. Dennison,
      General Counsel of the Company                                           7


23.1  Consent of Ernst & Young LLP                                             8


23.2  Consent of KPMG Peat Marwick LLP                                         9


23.3  Consent of Jack. D. Dennison, General
      Counsel of the Company (included in
      the Opinion of Counsel filed as
      Exhibit 5.1)


24.1  Power of Attorney from Officers and
      Directors of the Company                                                10

                                                                     EXHIBIT 5.1


March 15, 1996


The Continuum Company, Inc.
9500 Arboretum Boulevard
Austin, Texas 78759

Ladies and Gentlemen:

     I am Vice President and General Counsel of The Continuum Company, Inc., a Delaware corporation (the "Company"), and I have advised the Company in connection with the registration, pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of the issuance by the Company from time to time of up to 506,153 shares of the Company's Common Stock, par value $.10 per share (the "Shares"). The Shares are issuable upon exercise of outstanding stock options (the "Options") to purchase shares of common stock of Hogan Systems, Inc. that were assumed by the Company in connection with the merger (the "Merger") of Continuum Acquisition Corporation into Hogan Systems, Inc. Such merger was consummated on the date hereof.

     In this connection, I have examined the corporate records of the Company, including its Restated Articles of Incorporation, its By-laws and minutes of meetings of its directors. I have also examined the Registration Statement, together with the exhibits thereto and such other documents as I have deemed necessary for the purpose of expressing the opinion contained herein.

     Based upon the foregoing, I am of the opinion that the Shares will be, when issued in accordance with the terms of the Options, validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                              Very truly yours,

                                              JACK D. DENNISON
                                              Vice President and General Counsel

                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP




     We consent to the incorporation by reference in the Registration Statement (Form S-8) of The Continuum Company, Inc. for the registration of 506,153 shares of its common stock of our report dated April 26, 1995, with respect to the consolidated financial statements and schedule of The Continuum Company, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1995 filed with the Securities and Exchange Commission.






                                                               ERNST & YOUNG LLP



Austin, Texas
March 14, 1996

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                                                                    EXHIBIT 23.2



                       CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors
The Paxus Corporation Limited:



We consent to incorporation by reference herein of our report dated September 24, 1993, relating to the consolidated statements of operations, shareholders' deficit, and cash flows of Paxus Corporation Limited (a company incorporated in New South Wales, Australia) and subsidiaries for the year ended March 31, 1993 and all related schedules (presented in conformity with generally accepted accounting principles in the United States), which report is not separately presented in the Annual Report on Form 10-K of The Continuum Company, Inc. for the year ended March 31, 1995.


                                                           KPMG PEAT MARWICK LLP


Sydney, New South Wales, Australia
March 14, 1996

                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints John L. Westermann III and Jack Dennison, and each of them, any one of whom may act without joinder of the other, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys and agents or either of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of up to an aggregate 509,146 shares of Common Stock of the Company, par value $0.10 per share (the "Common Stock"), to be offered and sold by the Company from time to time pursuant to stock options granted under the Hogan Systems, Inc. 1982
Nonstatutory   Stock  Option  Plan,  1982  Incentive  Stock  Option  Plan,  1984
Nonstatutory Stock Option Plan, 1984 Incentive Stock Option Plan, 1985 Nonstatutory Stock Option Plan, and 1985 Incentive Stock Option Plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the Company a Registration Statement on Form S-8 or to any amendments thereto (including any post-effective amendments) filed with the Securities and Exchange Commission with respect to any such shares of Common Stock, and to any instrument or document filed as part of, as an exhibit to, or in connection with said Registration Statement or amendments.


Dated this 11th day of March, 1996


RONALD C. CARROLL                                 LOWELL C. ANDERSON


THOMAS G. BROWN                                   W. MICHAEL LONG


THOMAS A. MCDONNELL                               CARL S. QUINN


EDWARD C. STANTON, III                            E. LEE WALKER